INDEPENDENT AUDITORS' CONSENT


Graham Corporation

We consent to the incorporation by reference in Registration Statement No.'s 2-83432, 2-82275, and 33-82432 of Graham
Corporation and subsidiaries on Forms S-3 and S-8 of our reports dated February 22, 1996, appearing in this Annual Report on Form 10-K of Graham Corporation and subsidiaries for the year ended December 31, 1995.



Deloitte & Touche LLP

Rochester, New York
March 22, 1996